Exhibit 99.1
PERRIGO COMPANY PLC
SELECTED CONSOLIDATED INFORMATION (1)
CALENDAR YEAR 2011
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 26, 2011	June 25, 2011	September 24, 2011	December 31, 2011	December 31, 2011
Net sales	$691.6	$704.6	$725.3	$838.2	$2,959.7
Operating income	$122.9	$123.3	$101.6	$160.7	$508.5

Operating income as a percentage of net sales (2)	17.8%	17.5%	14.0%	19.2%	17.2%

(1) All information based on continuing operations.
(2) Ratios calculated using exact numbers.

PERRIGO COMPANY PLC
ADJUSTED SELECTED CONSOLIDATED INFORMATION (1,3)
CALENDAR YEAR 2011
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 26, 2011	June 25, 2011	September 24, 2011	December 31, 2011	December 31, 2011
Net sales	$691.6	$704.6	$725.3	$838.2	$2,959.7
Adjusted operating income	$135.7	$137.6	$154.0	$179.0	$606.3

Adjusted operating income as a percentage of net sales (2)	19.6%	19.5%	21.2%	21.4%	20.5%

(1) All information based on continuing operations.
(2) Ratios calculated using exact numbers.
(3) See attached Table I for reconciliation to GAAP numbers.

PERRIGO COMPANY PLC
SELECTED CONSOLIDATED INFORMATION (1)
CALENDAR YEAR 2010
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 27, 2010	June 26, 2010	September 25, 2010	December 25, 2010	December 25, 2010
Net sales	$537.6	$619.8	$641.3	$717.5	$2,516.2
Operating income	$89.2	$76.6	$111.8	$132.2	$409.8

Operating income as a percentage of net sales (2)	16.6%	12.4%	17.4%	18.4%	16.3%

(1) All information based on continuing operations.
(2) Ratios calculated using exact numbers.

PERRIGO COMPANY PLC
ADJUSTED SELECTED CONSOLIDATED INFORMATION (1,3)
CALENDAR YEAR 2010
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 27, 2010	June 26, 2010	September 25, 2010	December 25, 2010	December 25, 2010
Net sales	$537.6	$619.8	$641.3	$717.5	$2,516.2
Adjusted operating income	$105.1	$107.3	$123.1	$144.9	$480.4

Adjusted operating income as a percentage of net sales (2)	19.6%	17.3%	19.2%	20.2%	19.1%

(1) All information based on continuing operations.
(2) Ratios calculated using exact numbers.
(3) See attached Table I for reconciliation to GAAP numbers.

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CALENDAR YEAR 2011
(in millions)
(unaudited)
	Three Months Ended (1)				Twelve Months Ended
	March 26, 2011	June 25, 2011	September 24, 2011	December 31, 2011	December 31, 2011
Net sales	$691.6	$704.6	$725.3	$838.2	$2,959.7

Reported operating income	$122.9	$123.3	$101.6	$160.7	$508.5
Acquisition costs	1.1	0.8	8.8	0.6	11.3
Acquisition-related amortization (2)	11.7	12.4	20.0	17.8	61.9
Inventory step-ups	—	—	27.2	—	27.2
Restructuring charges	—	1.0	—	—	1.0
Proceeds from sale of pipeline development projects	—	—	(3.5)	—	(3.5)
Adjusted operating income	$135.7	$137.6	$154.0	$179.0	$606.3

Adjusted operating income as a percentage of net sales (3)	19.6%	19.5%	21.2%	21.4%	20.5%

(1) Amounts may not sum due to rounding.
(2) Amortization of acquired intangible assets related to business combinations and asset acquisitions.
(3) Ratios calculated using exact numbers.

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
	Three Months Ended (1)				Twelve Months Ended
	March 27, 2010	June 26, 2010	September 25, 2010	December 25, 2010	December 25, 2010
Net sales	$537.6	$619.8	$641.3	$717.5	$2,516.2

Reported operating income	$89.2	$76.6	$111.8	$132.2	$409.8
Acquisition costs	3.1	5.1	—	1.3	9.5
Acquisition-related amortization (2)	5.4	8.7	11.3	11.4	36.7
Inventory step-ups	0.1	9.9	—	—	10.0
Restructuring charges	7.5	2.0	—	—	9.5
Write-offs of in-process R&D	—	5.0	—	—	5.0
Adjusted operating income	$105.1	$107.3	$123.1	$144.9	$480.4

Adjusted operating income as a percentage of net sales (3)	19.6%	17.3%	19.2%	20.2%	19.1%

(1) Amounts may not sum due to rounding.
(2) Amortization of acquired intangible assets related to business combinations and asset acquisitions.
(3) Ratios calculated using exact numbers.